Exhibit 99.1

Theragenics® Reports Revenue & Earnings for First Quarter 2009

$20.1 Million is Highest Revenue Quarter Ever

BUFORD, Ga.--(BUSINESS WIRE)--May 7, 2009--Theragenics Corporation (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the first quarter ended April 5, 2009. Consolidated results include the results of NeedleTech Products, Inc. (“NeedleTech”) subsequent to its acquisition by Theragenics on July 28, 2008. The terms "Company", "we", "us", or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements.

First Quarter 2009 Highlights

  Recorded revenue of $20.1 million, which is the highest quarterly revenue in our history.
  Pro forma revenue growth in our surgical products segment was 12% over 2008.
  We continued to support future growth in our surgical products segment through our research and development (“R&D”) program, a strategic initiative that was implemented in late 2008. New products are expected by early 2010.
  We began another strategic initiative to update and standardize our information technology (“IT”) systems and infrastructure across all of our businesses.
  EPS for the quarter was $0.02, compared to $0.05 in 2008. This reflects the investments we made in our R&D program, our IT systems and other infrastructure.
  EBITDA was $3.1 million and cash flow generated from operations was $1.3 million.
  Cash and cash equivalents at the end of the quarter was $41.3 million and outstanding borrowings under our credit facility were $32.0 million, resulting in a net positive cash position of $9.3 million.

Consolidated Results

Consolidated revenue for the first quarter of 2009 was $20.1 million, an increase of 32% over first quarter 2008. Net income for the quarter was $607,000, or $0.02 per share compared to $1.6 million or $0.05 per share in 2008.

The increase in consolidated revenue was primarily the result of the inclusion of NeedleTech in the 2009 results. The decline in net income reflects our investments in research and development for new products in the surgical products segment in 2009. This program was not implemented until the third quarter of 2008. The 2009 period also includes operating expenses related to our IT initiative.

Segment Results

In the first quarter of 2009 we changed the manner in which we allocate the cost of corporate activities to our business segments. Operating expenses associated with corporate activities are now allocated based on the relative revenue of each business segment. With the acquisition of NeedleTech in July 2008, the continued integration of acquired companies, and the implementation of our R&D program for our surgical products segment, we believe this method more accurately reflects the utilization of those corporate resources. This is also the method we now utilize internally to review results and allocate resources. Previously, a large portion of expenses associated with corporate activities was charged to the brachytherapy segment. Segment results for the 2008 period have been restated to reflect this change in the method of allocating corporate expenses. This change had no effect on our consolidated results of operations previously reported for the 2008 period.

Revenue in our surgical products segment was $13.1 million, an increase of 80% in first quarter of 2009 compared to the 2008 period. On a pro forma basis, as if NeedleTech was included in the pre-acquisition period, surgical products revenue increased 12% over 2008. Operating income in the surgical products segment for first quarter of 2009 was $79,000, compared to $575,000 in the 2008 period. The decline in operating income was primarily a result of our investments in R&D, which increased $470,000 from the first quarter of 2008. Expenses related to our IT initiative also affected 2009 operating income.

Revenue in our brachytherapy segment declined 12% compared to the 2008 period. Operating income in the brachytherapy segment was $1.1 million compared to $1.7 million in the first quarter 2008. This decline in operating income reflects the decrease in sales. Expenses related to our IT initiative also affected our brachytherapy results in 2009.

“Our surgical products business delivered excellent results in the first quarter with 12% year over year pro forma revenue growth,” stated M. Christine Jacobs, Chairman and CEO. “Although we continue to see softness in brachytherapy procedures, a trend that is likely to continue, our brachytherapy business remained profitable and continues to be an important contributor to our strategy.”

Ms. Jacobs continued, “We believe that recording our highest quarterly revenue ever, especially in the current economic environment, is a good start for 2009. We have maintained profitability while investing in our important strategic initiatives. Our R&D initiative is well underway and our information technology program was initiated in the first quarter. The inherent variability in our surgical products business, along with continued difficulties in the macroeconomic environment, will continue to make it extremely difficult to predict 2009 and 2010. Nevertheless, we experienced positive first quarter results, look forward to pipeline improvements and continued growth from our diversification efforts. We expect to continue to invest and execute plans for our long-term sustainable growth.”

Tables I and II to this press release contain condensed consolidated statements of earnings and balance sheets. Pro forma revenue by segment is summarized in Table III, and operating income by segment is summarized in Table IV. Table V includes a reconciliation of GAAP reported net earnings to earnings before interest, taxes, depreciation and amortization (EBITDA).

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and provide the conference ID 95649664. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations.” You also can access a phone replay of the call until Midnight, May 14, 2009 by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 95649664.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. Our surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, and other needle-based products. Our surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Our brachytherapy business manufactures and markets its premier product, the palladium-103 TheraSeed® device (www.theraseed.com) and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share based compensation (which the Company has historically referred to as “EBITDA”), which is a non-GAAP financial measure. Management believes these non-GAAP measures are useful measures in helping investors understand results on a basis comparable to prior periods. We believe EBITDA provides an additional and meaningful assessment of our ongoing results and performance. Because we have historically reported EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historic operating trends by providing an additional basis for comparisons to prior periods. EBITDA is used to establish financial and operational goals, to monitor our actual performance in relation to our business plan and operating budgets, and as part of several components we consider in determining incentive compensation. We recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please see the supplemental information included with this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, and anticipated positive results in general. From time to time the Company may make other forward-looking statements relating to others, including without limitation, research and development plans, investment in the Company’s surgical products business and investments in IT systems. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into the Theragenics organization, the timing and the ability to capitalize on opportunities for investment and growth within the surgical products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for wound closure, vascular access, specialty needle, brachytherapy and, more broadly, medical devices, competition from other companies within the wound closure, vascular access, specialty needle, brachytherapy and medical device markets, competition from other methods of treatments, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance and demand for the Company’s products by the markets in which it operates, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, uncertainties related to the credit and investment markets and other factors set forth from time to time in the Company’s Securities and Exchange Commission filings.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

TABLE I THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In thousands except per share data)

	Quarter Ended
	April 5, 2009	March 30, 2008
Product sales	$19,844	$14,960
Licensing & fee income	233	275
Total revenue	20,077	15,235
Cost of sales	11,370	7,578
Gross profit	8,707	7,657
Operating expenses:
Selling, general & administrative	6,029	4,803
Amortization of purchased intangibles	871	469
Research & development	603	133
Loss on disposal of equipment	-	2
	7,503	5,407
Operating income	1,204	2,250
Non-operating items:
Interest income	11	459
Interest expense	(129)	(146)
Other	(2)	4
	(120)	317
Earnings before income taxes	1,084	2,567
Income tax expense	477	931
Net earnings	$607	$1,636
Earnings per share:
Basic	$0.02	$0.05
Diluted	$0.02	$0.05
Weighted average shares:
Basic	33,104	33,162
Diluted	33,133	33,286

TABLE II THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In thousands)

Assets	April 5, 2009	December 31, 2008
Cash, cash equivalents & marketable securities	$41,347	$40,595
Trade accounts receivable	9,404	8,532
Inventories	11,539	11,667
Deferred income tax asset	1,750	2,158
Refundable income taxes	1,663	1,504
Prepaid expenses & other current assets	1,355	1,129
Total current assets	67,058	65,585
Property and equipment, net	29,735	30,035
Other intangible assets	17,849	18,720
Other long-term assets	79	79
Total assets	$114,721	$114,419

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$4,972	$5,510
Short-term borrowings	32,000	32,000
Total current liabilities	36,972	37,510

Deferred income tax liability, long-term	2,060	2,006
Other long-term liabilities	824	793
Total long-term liabilities	2,884	2,799

Shareholders’ equity	74,865	74,110
Total liabilities & shareholders’ equity	$114,721	$114,419

TABLE III THERAGENICS CORPORATION AND SUBSIDIARIES PRO FORMA REVENUE BY SEGMENT (Unaudited) (In thousands)

The following unaudited pro forma summary combines the Company’s revenue with that of NeedleTech as if the July 2008 acquisition had occurred on January 1, 2008. This unaudited pro forma information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial condition that would have been reported had the acquisition been completed as of January 1, 2008, and should not be taken as indicative of the Company’s future consolidated results of operations or financial condition.

	Quarter Ended Apr 5, 2009				Quarter Ended Mar 30, 2008
	Surgical Products	Brachy- therapy seed	Interseg. elim.	Consolidated	Surgical Products	Brachy- therapy seed	Interseg. elim.	Consolidated
Revenue, U.S. GAAP	$13,149	$6,987	$(59)	$20,077	$7,320	$7,966	$(51)	$15,235
Revenue in pre-acquisition period (1)	-	-	-	-	4,452	-	-	4,452
Pro forma revenue	$13,149	$6,987	$(59)	$20,077	$11,772	$7,966	$(51)	$19,687

(1) Revenue of NeedleTech for the period January 1, 2008 to March 31, 2008, representing the periods prior to acquisition by Theragenics.

TABLE IV THERAGENICS CORPORATION AND SUBSIDIARIES OPERATING INCOME BY SEGMENT (Unaudited) (in thousands)

	Quarter Ended
	April 5, 2009	March 30, 2008
Operating Income (1)
Surgical products	$79	$575
Brachytherapy seed	1,118	1,663
	1,197	2,238
Intersegment Eliminations	7	12
Consolidated	$1,204	$2,250

(1)  In the first quarter of 2009 we changed the manner in which we allocate the cost of corporate activities to our business segments.  Operating expenses associated with corporate activities are now allocated based on the relative revenue of each business segment.  This is also the method we now utilize internally to review results and allocate resources.  Previously, a large portion of expenses associated with corporate activities was charged to the brachytherapy segment.  Segment results for the 2008 period have been restated to reflect this change in the method of allocating corporate expenses.  This change had no effect on our consolidated results of operations previously reported for the 2008 period.

TABLE V THERAGENICS CORPORATION AND SUBSIDIARIES RECONCILIATION OF NON GAAP FINANCIAL MEASURES (Unaudited) EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) (in thousands)

	Quarter Ended
	April 5, 2009	March 30, 2008
Net earnings, U.S. GAAP	$607	$1,636
Income tax expense	477	931
Interest income	(11)	(459)
Interest expense	129	146
Other non-operating income/expense	2	(4)
Operating income	1,204	2,250
Depreciation and amortization	1,717	1,180
Share based compensation amortization	148	218
EBITDA (a)	$3,069	$3,648

(a) Represents a non GAAP financial measure.  See page 3 of this press release for information on non-GAAP financial measures.  The Company has historically referred to earnings before interest, taxes, depreciation, amortization and share based compensation as “EBITDA.”

CONTACT:
Theragenics
Frank Tarallo, CFO & Treasurer
or
Lisa Rassel, Manager of Investor Relations
Phone: 800-998-8479 - 770-271-0233
Website: www.theragenics.com